GuideStone Funds Medium-Duration Bond Fund (the "Fund")
Goldman Sachs Asset Management, L.P.
CUSIP: 715638AW2
Quarterly Report from Adviser for the Quarter Ending 3/31/2009
PROCEDURES PURSUANT TO RULE 10f-3*


(1)	Name of Underwriters
	JPMorgan and GS&Co.

Comparable Securities
     (1)  Banco Santander, HSBC Holdings, JPMorgan Securities, BB
	Securities and Citigroup

	(2)  Citigroup Global Markets Inc, JPMorgan Securities

(3) Bank of America Merrill Lynch, Citigroup Global Markets,
Credit Suisse, DB Securities, Goldman Sachs International,
Samsung Securities Co.


(2)	Name of Issuer
	Republic of

Comparable Securities
	(1)  PeruPetrobras International Financial Co

	(2)  Republic of Columbia

	(3)  Republic of Korea


(3)	Title of Security
	PERU 7 1/8 /  03/19

Comparable Securities
	(1)  PETBRA7 7/8 03/19

	(2)  COLOM 7 3/8 03/19

	(3)  KOREA 5 3-4 04/14


(4)	Date of Prospectus or First Offering
	03/25/2009

Comparable Securities
	(1)  02/04/2009

	(2)  01/06/2009

	(3)  04/08/2009


(5)	Amount of Total Offering
	1,000,000,000

Comparable Securities
	(1)  1,500,000,000

	(2)  2,000,000,000

	(3)  1,500,000,000


(6)	Unit Price
	99.500

Comparable Securities
	(1)  98.283

	(2)  99.136

	(3)  99.512


(7)	Underwriting Spread or Commission
	0.200%

Comparable Securities
	(1)  0.40%

	(2)  0.400%

	(3)  0.210%


(8)	Rating
	Ba1/BBB-/BBB-

Comparable Securities
	(1)  Baa1e/BBB/BBB

	(2)  Ba1/BBB/BB+

	(3)  A2/A/A


(9)	Maturity Date
	03/30/2019

Comparable Securities
	(1)  03/15/2019

	(2)  03/18/2019

	(3)  04/16/2014


(10)	Current Yield
	7.161%

Comparable Securities
	(1)  8.013%
	(2)  7.439%

	(3)  5.778%


(11)	Yield to Maturity
	7.196%

Comparable Securities
	(1)  8.125%

	(2)  7.500%

	(3)  5.864%


(12)	Subordination Features
       Sr. Unsecured

Comparable Securities
       (1)  Company Guarantee

       (2)  Senior Notes

       (3)  Sr. Unsecured


*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

[PAGE BREAK]


(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue: N/A


(14)	Total Par Value of Bonds Purchased:  380,000


(15)	Dollar Amount of Purchases ($):  378,100


(16)	Number of Shares Purchased:  380,000


(17)	Years of Continuous Operation (excluding municipal
securities; see (25)(d) below): The company has been in continuous operation for greater than three years.


(18)	% of Offering Purchased by Fund:  0.038%
(19)	% of Offering Purchased by all other GSAM managed
Portfolios and Accounts:  4.462%


(20)	Sum of (18) and (19)**:  4.50%


(21)	% of Fund's Total Assets applied to Purchase:  0.20%


(22)	Name(s) of Underwriter(s) or Dealer(s) from whom
Purchased:  JPMorgan


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering? Yes


(24)	Were Purchases Designated as Group Sales or otherwise
allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"? No


(25)	Have the following conditions been satisfied:

(a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S.
government securities, as defined in Section
       2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible Foreign
       Offering or were securities sold in an
       Eligible Rule 144A Offering?  Yes

(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the ase of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

(c) The underwriting was a firm commitment underwriting?
Yes

(d) With respect to any issue of municipal securities
to be purchased, did the securities receive an investment
grade rating from at least one unaffiliated nationally
recognized statistical rating organizations, or if the
issuer of the municipal securities to purchased, or the
entity supplying the revenues from which the issue
       is to be paid , shall have been in continuous operation
       for less than three years (including the operation of any predecessors), did the securities receive one of the three highest
       ratings from one        such rating organization?  N/A


/s/ Steve Goldman
Portfolio Manager